As filed with the Securities and Exchange Commission on May 2, 2005.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

__________________________

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
(Exact Name of Registrant as Specified in its Charter)

Texas (State of Incorporation or Organization)	71-0897614 (I.R.S. Employer Identification Number)

15601 Dallas Parkway, Suite 600
Addison, Texas 75001
(Address of Principal Executive Offices, Including Zip Code)
___________________________

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.     ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.     ☒

Securities Act registration statement file number to which this form relates: Registration No. 333-100125

Securities to be registered pursuant to Section 12(b) of the Act:

None (Title of Class to Be Registered)	None (Name of Exchange on Which Class Is to Be Registered)

Securities to be registered pursuant to Section 12(g) of the Act:

Units of Limited Partnership Interest
(Title of Class to Be Registered)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

The Registrant hereby incorporates by reference herein the description of the Registrant’s units of limited partnership interest appearing under the caption, “Summary of Partnership Agreement - Voting Rights of Limited Partners,” in the prospectus contained in the Registrant’s Registration Statement on Form S-11, as declared effective by the Securities and Exchange Commission on February 19, 2003 (Registration No. 333-100125) and all amendments to such Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Such portion of the Registration Statement and all amendments to the Registration Statement are hereby incorporated by reference.

Item 2.    Exhibits.

                Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP

By:	/s/ Robert M. Behringer
Robert M. Behringer
General Partner

By:	Behringer Harvard Advisors II LP General Partner
By: /s/ Robert M. Behringer
Robert M. Behringer Chief Executive Officer of Behringer Harvard Advisors II LP

Date: May 2, 2005